EXHIBIT 10.5

PROFESSIONAL SERVICES AGREEMENT

This Agreement, effective the 1st  day April, 2008, is by and between Vidshadow, Inc., a Delaware corporation, 1970 Estelle Lane, Placentia, CA 92870, hereinafter referred to as CLIENT, and Barry Layne, 24736 Calle Serranona, Calabasas, CA 91302, hereinafter referred to as CONSULTANT.

1.

STATEMENT OF WORK: During the term of this Agreement and any subsequent extensions, unless expressly stated otherwise, CONSULTANT will perform services in a professional consulting capacity. Specifically, CONSULTANT shall provide strategy, creative, business development, distribution, general business management, corporate structure and organizational development and other services as may arise for the CLIENT, elements of which are more fully described in the attached SCOPE OF WORK.

2.

RELATIONSHIP:

a.

CONSULTANT will serve as an independent contractor, and nothing contained herein will be construed to create the relationship of employer, employee or agent between the CLIENT and CONSULTANT.

b.

CONSULTANT acknowledges that he is not an employee of the CLIENT, and said CLIENT is not obligated nor charged with the responsibility of withholding income taxes from any compensation due the CONSULTANT, nor is the CLIENT obligated to pay Social Security taxes for the CONSULTANT.

c.

CONSULTANT reserves full control of the manner and means used in rendering their professional consulting services to the CLIENT.

d.

CONSULTANT will devote the amount of time to the affairs of the CLIENT as will be mutually agreeable to the parties hereto. CONSULTANT reserves the right to establish his own working hours, determine his own days of work, and will not be required to perform his services upon the CLIENT's premises.

e.

CONSULTANT’s services hereunder are nonexclusive reserves the right to perform services for more than one CLIENT at any time, including clients which may be competitors or involved in the same or similar business as Client and may be performing such services concurrently herewith.

f.

CONSULTANT further acknowledges and agrees that he shall have no authority to bind CLIENT contractually or otherwise in any manner.

3.

TERMINATION: This Agreement commences on the date written above and shall terminate on March 1, 2009. By mutual agreement, the Agreement may be extended for an additional period or periods as agreed upon by both parties. Either party may terminate this Agreement at any time by giving the other party 90 days written notice of intention of such action.

4.

PAYMENT: In consideration of the satisfactory performance of the CONSULTANT,

the CLIENT agrees to pay the CONSULTANT according to the following terms:

a.

A monthly fee of fifteen thousand dollars ($15,000) payable in equal amounts of seven thousand five hundred dollars ($7,500) on the 1st and 15th of each month, beginning with the commencement date of this agreement.

b.

CLIENT shall reimburse CONSULTANT for all direct out-of-pocket costs  reasonably incurred by CONSULTANT in the performance of services hereunder; provided, however, that any expense in excess of $1,000 for any item must be approved in advance by CLIENT.  CLIENT shall reimburse expenses promptly upon receipt of a statement therefore from CONSULTANT accompanied by a reasonable supporting documentation within fifteen (15) days of submissions of such.

c.

CLIENT agrees to pay CONSULTANT $2,000.00 monthly towards  health insurance premiums payable directly to CONSULTANT for health plan selected by CONSULTANT.

5.

REPRESENTATIONS AND WARRANTIES OF CONSULTANT. CONSULTANT

hereby represents and warrants to CLIENT, as of the date hereof, that:

a.

The Shares will be acquired for investment for the CONSULTANT’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the CONSULTANT has no present intention of selling, granting any participation in or otherwise distributing the same.

b.

The CONSULTANT understands that the acquisition of the Shares involves substantial risk. The CONSULTANT has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business    matters that it is capable of evaluating the merits and risks of its investment and protecting its own interests in connection with this investment.

c.

CONSULTANT is an "accredited investor" within the meaning of Regulation D of the Securities Act.

d.

CONSULTANT understands that (i) the Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and (ii) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. CONSULTANT is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

6.

CONFIDENTIALITY: Certain written, printed, graphic, or electronically recorded materials furnished by CLIENT for use by CONSULTANT are confidential and proprietary information and the property of CLIENT (“Confidential Information”).  Confidential Information also includes, but is not limited to, specific customer requirements, customer and potential customer lists, including information concerning CLIENT’s employees, agents or divisions, and pricing information.   CONSULTANT will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Confidential Information or know-how belonging to CLIENT, whether or not it is in written or permanent form, except to the extent necessary to perform the Services. On termination of CONSULTANT’s services to CLIENT, or at the request of CLIENT before termination, CONSULTANT shall deliver to CLIENT all materials in CONSULTANT’s possession relating to CLIENT’s business. The obligations concerning Confidential Information extend to information belonging to customers and suppliers of CLIENT about whom CONSULTANT may have gained knowledge as a result of performing the Services.

7.

INDEMNITY: Each party hereto shall indemnify and hold harmless the other party, its affiliates, and each of their respective members, officers, directors, agents, employees and controlling persons (each of the foregoing, an “Indemnified Person”) from and against any and all losses, claims, damages, expenses, actions, proceedings, arbitrations or investigations whether formal or informal, or threats thereof (all of the foregoing, “Liabilities”), based upon, relating to or arising out of the other party’s activities hereunder or any breach of its representations and warranties; provided, however, that neither party shall be liable under this paragraph to the extent that the Liabilities for which indemnification is sought resulted from the wilful misconduct or gross negligence of the Indemnified Person seeking indemnification

8.

PROPRIETARY RIGHTS: CONSULTANT agrees that all correspondence, data, and reports created in relation to the work performed under this Agreement for CLIENT shall be the property of the CLIENT and may be used by the CLIENT for any purpose whatsoever without any claim on the part of the CONSULTANT for additional compensation, and will be delivered to the CLIENT or otherwise disposed of as the CLIENT directs. However, CLIENT understands and acknowledges that this excludes any material created by CONSULTANT prior to or after the Term, or obtained by Client through third parties or information which is available to the public and all of CONSULTANT’s knowledge and expertise.

9.

ARBITRATION: Any controversy arising out of this Agreement, or any dispute related to its subject matter shall be submitted to arbitration in accordance with the California state laws.

a.

Consent to Jurisdiction; Service of Process.

Any arbitration shall be filed in and heard and litigated solely before an arbitral forum located within the County of Los Angeles, State of California.

b.

Arbitration of All Claims:

Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement, shall be resolved at the request of either party to this Agreement by binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Practice and Procedure of the American Arbitration Association. (except as modified in conformance with any requirements of California law), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.  Upon filing a demand for arbitration, all parties to the Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s).  The arbitrator(s) in any such proceeding shall apply California substantive law and the California Evidence Code to the proceeding.  The arbitrator(s) shall have the power to grant all legal and equitable remedies and award damages provided by California law.  The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law.  The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure §§1286.2 or 1286.6 for any such error. Each party shall bear its expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein, including one-half the arbitrator(s) fees.  The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

10.

MISCELLANEOUS:

a.

This Agreement constitutes the entire agreement between the parties and supersedes any and all other agreements between the parties. No representation or promise, either oral or written, has been made except as specifically set forth herein. Should any part of this Agreement be declared invalid, such validity shall not affect the remainder of the Agreement.

b.

This Agreement and the terms, conditions and obligations herein contained shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns, and shall be governed by the laws of the State of California.

c.

The forbearance or neglect by either party to insist upon the performance of this Agreement, or any part thereof, shall not constitute a waiver of any rights or privileges.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

CLIENT

CONSULTANT

VIDSHADOW, INC.,

a Delaware corporation

By: /s/ Mark Gaeta

By: /s/ Barry Layne

Barry Layne

Name: Mark Gaeta

Title President

Scope of Work

CONSULTANT to provide strategy, creative, business development, distribution, corporate structure and organizational development and other services as may arise for CLIENT, in its development of its current and future businesses.

CONSULTANT shall work with CLIENT executives, employees, contractors and other third parties, in the development and implementation of elements or the entirety of its business and corporate strategy, including creative, business development, distribution, media and advertising sales, network and affiliate relations and development, content strategy, content production and development, content acquisitions and any other areas as may be requested by CLIENT.

As reflected in the consulting agreement, CONSULTANT is neither an employee nor an agent for CLIENT and acknowledges that he does not have signing authority on behalf of the company, unless explicitly instructed to do so by CLIENT in the course of their working relationship.